Exhibit 10.4
PURCHASE AND SALE AGREEMENT

THIS AGREEMENT (this “Agreement”), made as of the Effective Date (as defined in paragraph 26 below), by and among ROSEBURG RESOURCES CO., an Oregon corporation (hereinafter referred to as “Purchaser”), TIMBERLANDS II, LLC, a Delaware limited liability company (hereinafter referred to as “Seller”) and FIDELITY NATIONAL TITLE GROUP (hereinafter referred to as “Title Company” and “Escrow Agent”);

W I T N E S S E T H:

WHEREAS, Seller is the owner of those certain tracts or parcels of land in Coos and Curry Counties, Oregon, containing approximately ±18,063 acres, which tracts or parcels are more fully described in Exhibit A attached hereto and hereby made a part hereof (the “Real Property”), together with (i) Seller’s right, title and interest in the following: all buildings, structures, and other improvements located thereon, all tenements, hereditaments, easements, appurtenances and privileges thereto belonging, all trees, timber, sand, gravel and crops now located thereon or thereunder, and all oil, gas and mineral rights and interests in the Real Property not reserved or conveyed by Seller or Seller’s predecessors in title prior to the Effective Date, (ii) to the extent assignable, Seller’s interest under the Unrecorded Encumbrances set forth on Exhibit D, less any of the Unrecorded Encumbrances that expire prior to Closing, and (iii) to the extent assignable, Seller’s interest in the Contracts set forth on Exhibit E, less any of the Contracts that expire prior to Closing (the foregoing hereinafter referred to collectively with the Real Property as the “Property”); and

WHEREAS, Purchaser desires to purchase and Seller desires to sell the Property;

NOW, THEREFORE, the parties have agreed and do hereby agree as follows:

1.Agreement of Purchase and Sale. Subject to the provisions of this Agreement, and for the consideration herein stated, Seller agrees to sell the Property to Purchaser and Purchaser agrees to buy the Property from Seller, subject to the Permitted Encumbrances.

2.Purchase Price; Assumed Liabilities. The purchase price (subject to adjustment as provided herein, hereinafter referred to as the “Purchase Price”) to be paid by Purchaser for the Property shall be One Hundred Million AND 00/100 DOLLARS ($100,000,000.00), and shall be payable to Seller by wire transfer of immediately available funds at the date of Closing to an account designated by Seller. The purchase and sale pursuant to this Agreement is not based on a per-acre price and the Purchase Price shall not be subject to adjustment if the acres within the Property are more or less than the above-stated numbers of acres. As additional consideration for the purchase and sale transaction contemplated by this Agreement, Purchaser shall assume from Seller at Closing: (a) all liabilities and obligations of Seller arising on or after the Closing Date (as defined herein) under easements and other matters of record affecting the Real Property which impose obligations on the owner thereof and under the Unrecorded Encumbrances (as defined herein) other than (i) the Timber Cutting Agreements set forth on Exhibit D (the “Timber Cutting Agreements”) which Timber Cutting Agreements are being retained by Seller; and (ii) any Seed Orchard Agreements (as defined in Section 37 below) which are not assigned to Purchaser at Closing; (b) all liabilities and obligations whatsoever arising from or relating to the ownership, use and operation of the Property by Purchaser and third parties on or after Closing, including, but not limited to, all obligations imposed on Purchaser or the Property under applicable Law (defined herein) and under the Oregon Forest Practices Act; and (c) all Continuing Obligations as defined in Section 34 below (collectively, the “Assumed Liabilities”).

Exhibit 10.4
3.Earnest Money. Within five (5) business days after the Effective Date of this Agreement, Purchaser shall deliver to Escrow Agent the sum of $5,000,000.00 (said amount is hereinafter referred to as the “Earnest Money”). Escrow Agent agrees to hold the Earnest Money in a non-interest bearing account and disburse the Earnest Money in accordance with the terms hereof. At the Closing the Earnest Money shall be credited against the Purchase Price to be paid by Purchaser.

4.Closing.

a.The delivery of the funds, documents and instruments for the consummation of the purchase and sale pursuant hereto (herein referred to as the “Closing”) shall take place on August 20, 2021 at 10:00 a.m. Pacific Time (the “Closing Date”), or such earlier date and time mutually agreeable to the Purchaser and Seller, through the escrow services of Escrow Agent, or on such earlier date and time, and/or such other location, as may be mutually agreeable to Seller and Purchaser (the “Closing Date”).

b.At the Closing, Seller shall deliver the following:

i.one or more (at Purchaser’s election) Statutory Special Warranty Deeds (warranting only against the claims of persons claiming by, through or under Seller) for each county in which the Real Property is located, in the form of Exhibit B attached hereto, and subject only to the Unrecorded Encumbrances and the Permitted Encumbrances (both as hereinafter defined) (collectively, the “Deed”); and, to the extent the Seller or its timber buyers under the Timber Cutting Agreements have not, by Closing, completed harvesting and removal of the timber from the Harvest Parcels identified on Exhibit F (the “Unharvested Timber”), the Deed shall contain a reservation of the Unharvested Timber in favor of Seller[1]. The legal description of the Real Property to be contained in the Deed shall be the legal description of the Real Property as set forth on Exhibit A attached hereto and hereby made a part hereof;

ii.an affidavit as to the non-foreign status of Seller in form satisfactory to Seller;

iii.a certificate or other documentary evidence complying with ORS 314.258 that is reasonably acceptable to the Title Company and sufficient to assure the Title Company that no withholding is required under ORS 314.258;

iv.an assignment and assumption agreement with respect to Purchaser’s assumption of the Unrecorded Encumbrances (as hereinafter defined) and the Assumed Liabilities from Seller, in form attached as Exhibit G (the “Assignment and Assumption Agreement”);
v.if Purchaser elects to purchase extended coverage to the Title Policy (as defined herein), an owner’s affidavit in form reasonably satisfactory to Seller, consistent with Seller’s limited warranty of title contained in the Deed and sufficient to enable the Title Company (as hereinafter defined) to issue an owner’s title insurance policy without exception for materialmen’s and

Exhibit 10.4
mechanic’s liens, parties in possession and unrecorded agreements other than the Unrecorded Encumbrances, said owner’s affidavit to be given to the actual knowledge of the person or entity executing the same, without independent investigation or inquiry;

vi.a Closing statement; and

2.    At the Closing, Purchaser shall deliver the following:

i.the Assignment and Assumption Agreement;

ii.a Closing statement; and

iii.Purchaser hereby agrees to deliver the Purchase Price (as it may be adjusted for the prorations and other adjustments required by this Agreement) and to execute such other certificates and affidavits, and do such other acts as may be reasonably necessary to consummate the purchase and sale contemplated hereby and to obtain the Title Policy in accordance with this Agreement.

5.    Title.

a.Seller agrees to convey to Purchaser at Closing fee simple title to the Real Property by the Deed, free and clear of all liens, encumbrances, mortgages, deeds of trust, deeds to secure debt, assessments, agreements, options and covenants created or suffered by, through or under Seller, except for and subject to the Permitted Encumbrances, as hereinafter defined.

b.To the extent not previously provided prior to the Effective Date, as promptly as possible after the Effective Date, Seller will, at Seller’s cost, cause to be delivered to Purchaser a preliminary title report or title commitment covering the Real Property, together with complete and legible copies of all available documentary title exceptions listed or referred to therein (the “Title Report”) issued by the Title Company. Purchaser shall have until 5:00 pm Eastern Time on the later of (i) thirty (30) days after Purchaser’s receipt of the Title Report, or (ii) forty-five (45) days after the Effective Date of this Agreement (as applicable, the “Objection Period”), to review Seller’s title to the Real Property and provide Seller with written notice (the “Title Objection Notice”) of Purchaser’s objections to any liens, encumbrances, or other defects or exceptions to coverage reflected in such Title Report; provided, that Purchaser shall not object to any Permitted Encumbrances or to any title matter which does not adversely affect the use or value of the Property as commercial timberlands. Failure of Purchaser to provide the Title Objection Notice to Seller within the Objection Period will be deemed an election by Purchaser to waive any objection to the matters disclosed in such Title Report (in which case all liens, encumbrances, or other defects or special exceptions to coverage in such Title Report will thereafter be Permitted Encumbrances) and to accept such title as Seller is able to convey without any reduction in the Purchase Price.

Exhibit 10.4
c.If Purchaser delivers the Title Objection Notice to Seller within the Objection Period, Seller shall give written notice to Purchaser of its response to such objections within fifteen (15) days after Seller’s receipt of Purchaser’s notice thereof indicating whether Seller will cure the matters objected to by Purchaser (the “Title Objection Response”); provided, however, that Seller shall at its sole cost secure the release of any monetary liens or encumbrances created by Seller and of a definite or ascertainable amount by Seller’s payment or bonding against the same at or prior to Closing other than the lien of real property taxes not yet due and payable and additional taxes which may be assessed if the Real Property is disqualified for assessment as forest or farm land (“Required Cure Matters”). Any failure of Seller to deliver a Title Objection Response within the foregoing period shall be deemed an election by Seller not to cure any title objections raised in Purchaser’s Title Objection Notice. Other than with respect to Required Cure Matters, if Seller fails to, or elects not to, cure or satisfy any objections contained in the Title Objection Notice (a “Title Defect”) then Purchaser shall, as its sole and exclusive remedy, elect either to:

i.waive such Title Defect(s) and close the sale without regard to said Title Defect(s) and without an adjustment to the Purchase Price (in which event such Title Defect(s) shall become Permitted Encumbrances for all purposes); or

ii.terminate this Agreement and receive a refund of the Earnest Money.

In the event that Seller delivers the Title Objection Response indicating that Seller will cure some or all of the Title Defects, Seller shall cure such Title Defects prior to Closing and, Seller, in its sole discretion, may extend the Closing Date for so many days as Seller may elect in order to cure such Title Defects, but in no event shall the aggregate number of days of extension exceed thirty (30) calendar days.

d.     For so long as this Agreement remains in force, Seller shall not lease, encumber or convey all or part of the Property or any interest therein, or enter into any agreement granting to any person any right with respect to the Property or any portion thereof, without the prior written consent of Purchaser; provided, however, that prior to Closing Seller shall be entitled to enter into (i) renewals or replacements of the Unrecorded Encumbrances listed on attached Exhibit D on substantially the same terms as existing on the Effective Date (except that Seller shall not, without the prior consent of Purchaser, enter into any renewals, extensions or replacements of any Timber Cutting Agreement that are not already permitted by the terms of such Timber Cutting Agreement, as amended through the Effective Date), and (ii) reciprocal or unilateral road easement agreements as more particularly outlined on attached Schedule 5(d), pursuant to which Seller may (a) as a grantor, grant to third parties access rights over existing roads located on the Real Property for purposes of transporting forest products and rock, timber management (including fire protection and suppression), and access to identified lands of such third parties; (b) as a grantee, be granted access over and across certain lands of third parties for purposes of transporting forest products and rock to and from, timber management (including fire protection and suppression) on, and access to and from portions of the Real Property.

Exhibit 10.4
e.     For purposes of this Agreement, “Permitted Encumbrances” shall mean, collectively, (i) the Unrecorded Encumbrances; (ii) those matters affecting title set forth on attached Exhibit C; and (iii) and any other title matter to which Purchaser does not object, or for which Purchaser waives its objection or is deemed to have accepted pursuant to this Section 5.

f.    Purchaser acknowledges and agrees that Seller may continue to conduct ongoing timber harvesting operations until Closing on those harvest planning units identified in Exhibit F (the “Harvest Parcels”). If Seller is unable to complete such harvesting operations by Closing, Seller shall reserve the Unharvested Timber on such Harvest Parcels together with the right to complete such harvesting operations on such Harvest Parcels as further provided in the form of Deed attached to this Agreement (the “Timber Reservation”). Seller shall retain all rights to such timber and all proceeds therefrom until Closing, and through the term of the Timber Reservation, if applicable. Seller shall (i) remain responsible for any severance taxes arising out of the removal of such retained timber, and (ii) indemnify, hold harmless and defend Purchaser, its successors and assigns, from and against any loss, cost, claim or liability, including without limitation, reasonable attorneys’ fees, associated with Seller’s operations on the Property after Closing, which obligations shall be reflected in the Timber Reservation.

g.    Purchaser shall purchase from the Title Company at Closing an owner’s policy of title insurance in the amount of the Purchase Price, insuring Purchaser’s title to the Real Property, subject to the Permitted Encumbrances and the standard printed exceptions appearing in such policy form (the “Title Policy”). Purchaser shall be responsible for all premiums, costs and expenses payable in connection with the issuance of the Title Policy.

6.    Inspection.

a.Purchaser and its agents, representatives, employees, engineers and contractors (“Purchaser Representatives”) shall have the right at any time during the term of this Agreement to enter upon the Real Property at their own risk to inspect, examine, survey and make timber cruises and other engineering tests or surveys, including a Phase I environmental site assessment (collectively, the “Tests”) which it may deem necessary or advisable, all at Purchaser’s sole cost and expense. Purchaser and the Purchaser Representatives will comply with such reasonable restrictions and requirements as Seller may impose in connection with their activities on the Real Property and, if so required by Seller, Purchaser will, prior to Purchaser or the Purchaser Representatives entering the Real Property, provide Seller with evidence of liability insurance in an amount and issued by an insurer reasonably satisfactory to Seller, covering the activities of Purchaser and the Purchaser Representatives on the Real Property and naming Seller as an additional insured. Upon completion of the Tests, Purchaser shall repair, at its sole cost and expense, any physical damage caused to the Real Property by Purchaser’s (or any Purchaser Representative’s) inspection of the Real Property and the Tests, and shall remove all debris and materials placed on the Real Property in connection with Purchaser’s inspection of the Real Property and the Tests. Purchaser shall keep the Real Property free of any liens resulting from Purchaser’s inspection of the Real Property and the Tests.

Exhibit 10.4
b.Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against, and will compensate and reimburse Seller for, any and all causes, claims, demands, losses, liabilities, costs, damages, expenses and fees (including, but not limited to, reasonable attorney’s fees incurred at any level of proceedings including appeal) incurred or suffered by or asserted against Seller caused by or related to Purchaser’s or the Purchaser Representatives inspection of the Real Property or the Tests, with the exception of any causes, claims, demands, losses, liabilities, costs, damages, expenses and fees caused by the gross negligence of Seller. The foregoing indemnification shall survive any termination, cancellation or expiration of this Agreement or the Closing of the purchase and sale contemplated hereby.

7.     Environmental.

a.Seller has provided to Purchaser a Phase I Environmental Site Assessment for the Property dated April 2021 (“Seller’s Phase I”). Seller will arrange for Purchaser, at Purchaser’s cost, to obtain a reliance letter from the environmental professional who conducted the Seller’s Phase I (“Seller’s Phase I Auditor”) so that Purchaser and its affiliates may rely upon the Seller’s Phase I, subject to any conditions or limitations imposed by Seller’s Phase I Auditor.

8.    Condition of Property; Damage; Condemnation.

a.Seller agrees that at the Closing the Property shall be in the same condition as exists on the date hereof, subject to natural wear and tear, trespass, condemnation, removal of timber from the Harvest Parcels or pursuant to rights granted to third parties under the Unrecorded Encumbrances or under recorded instruments disclosed in the Title Report and any updates thereto, Casualty (as defined herein), and the Permitted Encumbrances. During the term of this Agreement, Seller shall neither cut or remove nor permit the cutting or removal of any timber or trees which are included as part of the Property subject to and excepting from the foregoing prohibition any removal of timber from the Harvest Parcels or other Real Property pursuant to rights granted to third parties under the Unrecorded Encumbrances or under recorded instruments disclosed in the Title Report and any Updates thereto.

b.If at any time prior to the Closing, the Property or any part thereof (including, but not limited to, any timber or trees which are included as part of the Property) is destroyed or damaged by fire or other Casualty (as hereinafter defined), Seller shall deliver to Purchaser prompt written notice of such destruction or damage along with Seller’s good faith calculation of the amount of such damage resulting from the Casualty (calculated as the fair market value of the destroyed or damaged Property less the salvage value of such destroyed or damaged Property), and the transactions contemplated by this Agreement shall be subject to the provisions of this Section 8(b). The date of the Closing shall be extended to the extent necessary to permit the compliance with all procedures set forth in this Section 8(b).

Exhibit 10.4
i.If the amount of such damage (as finally determined pursuant to this Section 8) does not exceed $200,000 (the “Threshold Amount”), then Purchaser shall be required to purchase the Property in accordance with this Agreement without a reduction of the Purchase Price.

ii.If the amount of such damage (as finally determined pursuant to this Section 8) exceeds the Threshold Amount but does not exceed $3,000,000, then Purchaser shall be required to purchase the Property in accordance with this Agreement, provided that the Purchase Price shall be reduced by an amount equal to the amount of such damage (as finally determined pursuant to this Section 8) in excess of the Threshold Amount.

iii.If the amount of such damage (as finally determined pursuant to this Section 8) exceeds $3,000,000, then either party may, at its sole option, elect to cancel this Agreement by delivering written notice to the other party, whereupon Escrow Agent shall promptly return the Earnest Money to Purchaser and no party hereto shall have any further rights or obligations hereunder (except as may otherwise be expressly provided herein). If neither party elects to cancel this Agreement in accordance with the foregoing sentence, then the parties will proceed to Closing (subject to the other terms and conditions set forth in this Agreement) and the Purchase Price shall be reduced at Closing by an amount equal to the amount of such damage (as finally determined pursuant to this Section 8) in excess of the Threshold Amount.

iv.If Purchaser, by delivering written notice to Seller within fifteen (15) days following Seller’s delivery of written notice of any Casualty, disputes the amount of damage reported by Seller, Purchaser and Seller shall attempt in good faith to resolve such dispute and agree upon the amount of the damage. If Purchaser and Seller agree upon the amount of the damage resulting from the Casualty, such agreed amount shall be final and binding on the parties for purposes of this Section 8. However, if Purchaser and Seller are unable to agree as to the amount of damage from fire or other Casualty on or before ten (10) days after Purchaser delivers to Seller written notice of its dispute, then the amount of damage will be determined in accordance with Section 23 of this Agreement.

Exhibit 10.4
c.    If at any time prior to the Closing, any action or proceeding is filed or threatened under which any portion of the Property may be taken pursuant to any law, ordinance or regulation by condemnation or the right of eminent domain, Seller shall deliver to Purchaser prompt notice thereof. To the extent such action or proceeding would result in the taking of one thousand (1,000) acres or more, then Purchaser at its sole option shall elect, by delivering written notice to Seller within fifteen (15) days following Seller’s delivery of notice to Purchaser, either (i) to cancel this Agreement, whereupon Escrow Agent shall promptly return the Earnest Money to Purchaser and no party hereto shall have any further rights or obligations hereunder (except as may otherwise be expressly provided herein), or (ii) to purchase the Property pursuant to this Agreement, notwithstanding such action or proceeding. Failure by Purchaser to deliver written notice to Seller of its election within such fifteen (15) day period shall be deemed an election of clause (ii). If the action or proceeding would result in the taking of less than one thousand (1,000) acres, or if Purchaser elects or is deemed to elect clause (ii) above, then Purchaser shall receive a credit against the Purchase Price at Closing in the amount of all proceeds of any awards actually paid to Seller prior to Closing with respect to the Property so taken (less the costs of Seller incurred in procuring such proceeds or awards) provided that Seller shall neither compromise or settle any such action or proceeding nor accept any settlement or compromise proceeds or award without Purchaser’s prior approval, or, if such amount is not known or received at the time of the Closing, the Purchase Price shall not be reduced and Seller shall instead assign to Purchaser at the Closing all of Seller’s right to such proceeds from such action or proceeding to the extent not yet received by Seller. To the extent such action or proceeding would result in the taking of one thousand (1,000) acres or more, the date of the Closing shall be extended to the extent necessary to permit the exercise of such election by Purchaser.

d.    For purposes of this Agreement, “Casualty” shall mean any physical damage to or loss of the timber on any portion of the Property by fire, earthquake, flood, insects, disease or other calamity.

9.    Warranties and Representations; Indemnification.

a.Seller hereby warrants and represents to Purchaser that as of the Effective Date:

i.Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

ii.Seller has the full right, power, and authority to enter into and perform its obligations under this Agreement; and no consent, approval, order or authorization of any court or other governmental entity is required to be obtained by Seller in connection with the execution and delivery of this Agreement or the performance hereof by Seller.

Exhibit 10.4
iii.Attached hereto as Exhibit D is a true and accurate summary of all unrecorded agreements, timber cutting contracts and other unrecorded licenses created by Seller that currently affect the Real Property and will remain in effect as of the Closing Date (the “Unrecorded Encumbrances”). The Unrecorded Encumbrances remain in full force and effect and have not been modified or amended, except as indicated on said Exhibit D. To Seller’s knowledge, no event or condition exists or has occurred which with notice, the passage of time or otherwise would constitute a material default or event of default by Seller under any of the Unrecorded Encumbrances.

iv.There is no pending or, to Seller’s knowledge, threatened litigation, action or proceeding (including, but not limited to, any condemnation or eminent domain action or proceeding or any litigation regarding the location of lines and corners of the Property or any action or proceeding regarding adverse possession by third parties of any Real Property) before any court, governmental agency or arbitrator which may adversely affect Seller’s ability to perform this Agreement or which may affect the Real Property.

v.Seller (which for this purpose includes Seller’s partners, members, principal stockholders and managers) (x) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, <http://www.treas.gov/ofac/t11sdn.pdf> or at any replacement website or other replacement official publication of such list and (y) is currently in compliance with and will at all times during the term of this Agreement remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

vi.Neither Seller nor, to Seller’s knowledge, any other person has used any portion of the Real Property as a land fill or as a dump to receive garbage, refuse, or waste, whether or not hazardous (other than unauthorized household refuse dump sites typical of rural timberlands not more than 1/4 acre in size), and neither Seller nor, to Seller’s knowledge, any other person has

Exhibit 10.4
stored, handled, installed or disposed in, on or about the Real Property any Hazardous Substance, except for, in accordance with applicable Law, (A) the use of motor vehicle lubricants and fuels, and (B) the application of silvicultural and agricultural chemicals. For purposes of this warranty, the term “Hazardous Substance” means any chemical, compound, constituent, material, waste, contaminant (including petroleum, crude oil or any fraction thereof) or other substance, defined as hazardous or toxic, or otherwise regulated by any of the following laws and regulations promulgated thereunder as amended from time to time prior to the Effective Date: (1) the Comprehensive Environmental Response, Compensation and Liability Act (as amended by the Superfund Amendments and Reauthorization Act), 42 U.S.C. § 9601 et seq.; (2) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq.; (3) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; (4) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; (5) the Clean Water Act, 33 U.S.C. § 1251 et seq.; (6) the Clean Air Act, 42 U.S.C. § 1857 et seq.; and (7) all laws of the State of Oregon that are based on, or substantially similar to, the federal statutes listed in clauses (1) through (6) of this sentence.

vii.Subject to the limitations set forth in Section 9(d) and 9(e) below, Seller will hold harmless, indemnify and defend Purchaser from and against any and all obligations, liabilities, claims, liens or damages suffered or incurred by Purchaser or imposed against the Property on account of any breach of any representation or warranty of Seller set forth in this Section 9(a).

b.    For purposes of this Agreement, “Seller’s knowledge” and similar phrases with respect to matters known by Seller shall be defined as the present, actual knowledge possessed by Don Warden, without any duty of inquiry.Seller’s knowledge

c.    Purchaser hereby warrants and represents to Seller that as of the Effective Date:

i.Purchaser is a corporation duly organized and validly existing under the laws of the State of Oregon.

ii.Purchaser has the full right, power and authority to enter into and perform its obligations under this Agreement; and no consent, approval, order or authorization of any court or other

Exhibit 10.4
governmental entity is required to be obtained by Purchaser in connection with the execution and delivery of this Agreement or the performance hereof by Purchaser.

iii.Purchaser currently has available and will at the Closing (or at such other time as any such amounts shall become due and payable) have available sufficient funds to pay the Purchase Price and any and all other amounts payable by Purchaser pursuant to this Agreement and to effect the transactions contemplated hereby without resort to debt financing.

iv.Subject to the limitations set forth in Section 9(d) and 9(e) below, Purchaser will hold harmless, indemnify and defend Seller from and against any and all obligations, liabilities, claims, liens or damages suffered or incurred by Seller on account of any breach of any representation or warranty of Purchaser set forth in this Section 9(c).

d.    Notwithstanding anything herein to the contrary, (i) all representations and warranties of Seller made in this Agreement shall survive Closing and delivery of the conveyance instruments to Purchaser for a period of six (6) months after the Closing Date (the “Survival Period”). No claim for a breach of any Seller representation or warranty, or the failure or default of a covenant or agreement of Seller that survives Closing, shall be actionable or payable unless written notice containing a description of the specific nature of such breach shall have been delivered by Purchaser to Seller prior to the expiration of the Survival Period. The maximum amount that Purchaser shall be entitled to collect from Seller in connection with all suits, litigation or administrative proceedings resulting from all breaches by Seller of any Seller representations or any covenants of Seller shall in no event exceed five percent (5%) of the Purchase Price in the aggregate.

e.     Notwithstanding anything contained in this Agreement to the contrary, the following limitations shall apply with respect to the respective indemnification obligations of Seller and Purchaser (as applicable, the “Indemnifying Party”) to the other party entitled to such indemnification (as applicable, the “Indemnified Party”) under this Section 9:

i.No Indemnifying Party shall have any liability to an Indemnified Party for any punitive or speculative damages, including loss of future revenues, profits or income, or other damages calculated on the basis of any multiple relating to the breach or alleged breach of any representation or warranty.

ii.No Indemnifying Party shall have any liability under any provisions of this Agreement for any losses to the extent that such losses are caused by actions taken by the Indemnified Party or its affiliates. Further, each Indemnified Party shall

Exhibit 10.4
take, and cause its affiliates to take, all commercially reasonable steps to mitigate any losses upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such losses. In the event that an Indemnified Party shall fail to make such commercially reasonable efforts to mitigate or resolve any claim or liability, then notwithstanding anything else to the contrary contained herein, the Indemnifying Party shall not be required to indemnify any person for any losses, to the extent such losses could reasonably be expected to have been avoided had the Indemnified Party made such commercially reasonable efforts to mitigate.

iii.For all purposes of this Agreement, losses shall be reduced by any insurance proceeds, indemnity contributions or other recoveries received by the Indemnified Party or its affiliates (net of the Indemnified Party’s or its affiliate’s reasonable and documented out-of-pocket cost of collection or recovery) in connection with the facts giving rise to the right of indemnification.

iv.The indemnification provisions set forth in this Section 9 shall provide the parties’ exclusive remedy for breach of any representation or warranty set forth in this Agreement.

10.    Brokerage Commission. Seller has retained and will be responsible for paying any commission which might be due to American Forest Management (“AFM”) in connection with the sale of the Property from Seller to Purchaser. Seller shall indemnify and hold Purchaser harmless from all claims, losses, liabilities and expenses (including but not limited to reasonable attorneys’ fees and court costs actually incurred) which Purchaser may incur on account of any claim which may be asserted against Purchaser, whether or not meritorious, by AFM or by any broker or other person on the basis of any agreements made or alleged to have been made by or on behalf of Seller for commissions or other compensation for bringing about the transaction contemplated by this Agreement. Purchaser shall indemnify and hold Seller harmless from all claims, losses, liabilities and expenses (including but not limited to reasonable attorneys’ fees and court costs actually incurred) which Seller may incur on account of any claim which may be asserted against Seller, whether or not meritorious, by any broker or other person on the basis of any agreements made or alleged to have been made by or on behalf of Purchaser for commissions or other compensation for bringing about the transaction contemplated by this Agreement. This Section 10 shall survive the Closing or any termination, cancellation or expiration of this Agreement and, for the avoidance of doubt, shall not be subject to the limitations period in Section 9(d).

11.    Prorations of Income; Taxes; Expenses.

Exhibit 10.4
a.All rent and other income and all expenses relating to the Property (other than any deficit or surplus balances under BLM road use agreements) shall be prorated as of the date of Closing. If the actual rent and other income and all expenses relating to the Property are not known as of the date of Closing, then within thirty (30) days after Closing or the date such amounts became known (whichever is later), Seller and Purchaser shall reconcile such actual rent and other income and all expenses with the prorations done at Closing, and an adjusting payment shall be made between the parties to effectuate the final prorated amounts. This obligation shall survive the Closing.

b.Ad valorem real property taxes on the Property and special assessments (including, without limitation, fire protection district assessments) shall be prorated as of the Closing Date. If actual tax bills for the calendar year of Closing are not available, said taxes shall be prorated based on tax bills for the previous calendar year and the parties hereto agree to cause a reproration of said taxes upon the receipt of tax bills for the calendar year of Closing and an adjusting payment shall be made between the parties to effectuate the final prorated amounts. This obligation to reprorate shall survive the closing of the purchase and sale contemplated hereby. If the Real Property is not designated a separate tax parcel from any real property which is not being purchased by Purchaser under this Agreement, the taxes for such tax parcel shall be adjusted to an amount bearing the same relationship to the total tax bill which the acreage contained within the Real Property bears to the acreage contained within the total real property included within said tax bill.

c.Purchaser and Seller shall each pay one-half of the Escrow Agent’s standard closing fees for the transaction. Purchaser shall pay the costs of recordation of the Deed.

d.Purchaser shall pay the premium and all other costs incident to the issuance of the Title Policy and shall reimburse Seller at Closing for the cost of Seller’s Phase I.

e.Each party shall pay its respective costs and expenses of legal representation.

f.Purchaser shall be solely responsible and liable for any deferred, rollback, recapture or other tax or assessment imposed or charged with respect to the Property or any part thereof for or relating to any periods prior to or subsequent to the Closing based on any change of use of the Property by Purchaser or the acquisition of the Property by Purchaser. The provisions of this subparagraph (f) shall survive the Closing.

12.    Earnest Money; Default; Remedies.

a.If the purchase and sale of the Property contemplated hereby is not consummated on or prior to the Closing Date (as it may be extended under this Agreement) because of a default by Purchaser under this Agreement, then Seller shall have the right, as its sole and exclusive remedy, to require Escrow Agent to pay the Earnest Money to Seller as full liquidated damages and not as a penalty (the parties hereto

Exhibit 10.4
acknowledging that Seller's damages as a result of such default are not capable of exact ascertainment and that said liquidated damages are fair and reasonable).

b.If the purchase and sale of the Property contemplated hereby is not consummated on or prior to the Closing Date (as it may be extended under this Agreement) because of a default by Seller under this Agreement, then Purchaser shall have the right, as its sole and exclusive remedy, either (i) to terminate this Agreement, whereupon Escrow Agent will return the Earnest Money to Purchaser, and the parties hereto will have no further rights or obligations hereunder (except as otherwise expressly provided herein), (ii) to waive any such default and proceed to Closing, or (iii) to seek specific performance of this Agreement.

c.The duties of Escrow Agent shall be as follows:

i.During the term of this Agreement, Escrow Agent shall hold and deliver the Earnest Money in accordance with the terms and provisions of this Agreement.

ii.If this Agreement shall be terminated by the mutual written agreement of Seller and Purchaser, or if Escrow Agent shall be unable to determine at any time to whom the Earnest Money should be delivered, or if a dispute shall develop between Seller and Purchaser concerning to whom the Earnest Money should be delivered, then in any such event, Escrow Agent may request joint written instructions from Seller and Purchaser and shall deliver the Earnest Money in accordance with such joint written instructions. In the event that such written instructions shall not be received by Escrow Agent within ten (10) days after Escrow Agent has served a written request for instructions upon Seller and Purchaser, Escrow Agent shall have the right to pay the Earnest Money into a court of competent jurisdiction and interplead Seller and Purchaser in respect thereof, and thereafter Escrow Agent shall be discharged of any obligations in connection with this Agreement.

iii.If costs or expenses are incurred by Escrow Agent because of litigation or a dispute between Seller and Purchaser arising out of the holding of the Earnest Money in escrow, Seller and Purchaser shall each pay Escrow Agent one-half of such costs and expenses. Except for such costs and expenses, no fee or charge shall be due or payable to Escrow Agent for its services as escrow holder.

iv.By joining herein, Escrow Agent undertakes only to perform the duties and obligations imposed upon it under the terms of this Agreement and expressly does not undertake to perform any of the other covenants, terms and provisions incumbent upon Seller and Purchaser hereunder.

v.Purchaser and Seller hereby agree and acknowledge that Escrow Agent assumes no liability in connection herewith except for any loss, costs or damage arising out of Escrow Agent’s own gross negligence or willful misconduct; that Escrow Agent shall not be liable or responsible for any loss occurring which arises from bank failure or error, insolvency or suspension, or a

Exhibit 10.4
situation or event which falls under the Federal Deposit Insurance Corporation (FDIC) coverage (Seller and Purchaser are aware that FDIC coverage applies to a maximum amount of $250,000 per depositor, as may be modified by the FDIC from time to time); and that Escrow Agent may seek advice from its own counsel and shall be fully protected in any action taken by it or omitted to be taken by it in good faith in accordance with the opinion of its counsel.

13.    Assignment. Except as otherwise expressly permitted in this Agreement, neither party hereto shall assign its rights or obligations hereunder, in whole or in part, without the prior written consent of the other party, which written consent will not be unreasonably withheld of delayed. Notwithstanding the foregoing, (a) Purchaser shall have the right upon written notice given to Seller not less than five business days prior to the Closing Date, to assign its rights and obligations under this Agreement in whole or in part to any affiliate or affiliates of Purchaser, provided that Purchaser shall remain liable for all obligations under this Agreement notwithstanding any permitted assignment by Purchaser; and (b) Purchaser may assign this Agreement at the Closing, but not earlier, to any institutional lender or lenders as security for obligations to such lender or lenders in respect of financing arrangements of Purchaser or any affiliates thereof with such lender or lenders.

14.    No Waiver. No action or failure to act by any party hereto shall constitute a waiver of any right or duty afforded to such party under this Agreement, nor shall any such action or failure to act constitute an approval of or acquiescence in any breach of this Agreement except as may be specifically agreed in writing.

15.    Governing Law. This Agreement shall be governed by the laws of the State of Oregon.

16.    Notice. Any and all notices, elections and communications required or permitted by this Agreement shall be made or given in writing and shall be delivered in person or sent by postage, pre-paid, United States Mail, certified or registered, return receipt requested, or by a recognized overnight courier such as FedEx or UPS, or by e-mail, to the other parties at the addresses set forth below, or such other address as may be furnished by notice in accordance with this paragraph. The date of notice given by personal delivery shall be the date of such delivery. The effective date of notice by mail, email or overnight courier shall be the date such notice is mailed, faxed, emailed or deposited with such overnight courier. In the event that the last day for giving notice hereunder or for the performance of any obligation hereunder, including Closing, falls upon a Saturday, Sunday or a legal holiday, the last day for said notice or performance shall be deemed to be the next day which is neither a Saturday, Sunday nor a legal holiday.

Seller: c/o CatchMark Timber Trust
Five Concourse Parkway
Suite 2650
Atlanta, Georgia 30328
Attention: Don Warden
Email: don.warden@catchmark.com

with a copy to: Smith, Gambrell & Russell, LLP
Suite 3100, Promenade II
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309-3592
Attention: Mark G. Pottorff

Exhibit 10.4
Email: mpottorff@sgrlaw.com

Purchaser: Roseburg Resources Co.
10599 Old Hwy 99 S
Winston, Oregon 97496
Attention: Phil Adams
Email: phila@rfpco.com

with a copy to: Roseburg Resources Co.
3660 Gateway Street
Springfield, Oregon 97401
Attention: Matt Lawless
Email: matthew.lawless@rfpco.com

Escrow Agent: Fidelity National Title Group
Atlanta National Title Services Office
3301 Windy Ridge Pkwy SE, Suite 300
Atlanta, Georgia 30339
Attention: Shawn A. Tidwell
Email: stidwell@fntg.com

17.    Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire agreement among the parties hereto with respect to the subject matter hereof and cannot be amended or supplemented except by a written agreement signed by Seller and Purchaser (provided that amendment of Section 12(d) hereof shall additionally require the signature of Escrow Agent).

18.     Captions. The captions of paragraphs in this Agreement are for convenience and reference only and are not part of the substance hereof.

19.    Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained in this Agreement, or the application thereof in any circumstance is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences of this Agreement, shall not be in any way impaired, it being the intention of the parties that this Agreement shall be enforceable to the fullest extent permitted by laws.

20.    Counterparts. This Agreement may be executed in multiple counterparts which shall be construed together as one instrument. This Agreement, including any amendments thereto, may be executed and delivered by facsimile transmission, with the intention that such facsimile signature and delivery shall have the same effect as an original signature and actual delivery.

21.    Binding Effect. This Agreement shall bind the parties hereto and their respective heirs, legal representatives, successors and assigns.

22.    Time; Business Day.

a.    Time is of the essence of this Agreement; provided that in the event that the last day for performance of any obligation hereunder falls upon a day that is not a business day (as defined below), the last day for said performance shall be deemed to be the next business day.

Exhibit 10.4

b.    As used in this Agreement, the term “business day” shall mean any day that is not a Saturday, a Sunday, a legal holiday in the United States of America, or a legal holiday in the State of Oregon.

23.    Resolution of Disputes. In the event that any provision of this Agreement refers to this Section 23 for a determination of the amount of any change in the value of the Property or the fair market value of any portion(s) of the Property or the timber on the Property, Seller and Purchaser will promptly make a good faith attempt to mutually agree upon such fair market value. In the event Seller and Purchaser are unable to so agree within the time period specified in this Agreement after notice of the event or circumstance necessitating the need for such determination from either party to the other party, Seller and Purchaser will each promptly appoint an independent forestry consultant, each of which may be a consultant previously engaged by the appointing party with respect to the Property, and such two consultants will in turn promptly select a third independent forestry consultant (which third consultant may not be a consultant previously engaged by either party) to act with them in a panel to determine the appropriate fair market valuation. The panel of consultants will reach a binding decision within thirty (30) days of the selection of the third consultant, and the decision of the panel of consultants as to the fair market valuation in dispute will be final. Each party will submit its determination of value to the panel of consultants within three (3) days of selection of the third consultant. When making is determination of value, the panel of consultants shall select the submission of the party that the panel determines most closely represents the fair market valuation taking into account any guidelines set forth in the applicable section of this Agreement, but the panel shall not be authorized to select a different amount. Seller shall pay the cost of its appointed consultant; Purchaser shall pay the cost of its appointed consultant; and Seller and Purchaser shall each pay one-half (1/2) of the cost of the third consultant. The Closing Date shall be extended to the extent necessary for such consultants to reach such decision but not by more than forty-five (45) days.

24.    Public Announcements. Seller and Purchaser hereby agree that prior to the Closing, except as required by applicable laws or any applicable stock exchange rules, all press releases and other public announcements with respect to the transactions contemplated by this Agreement, including the time, form and content of such release or announcement, shall be made only with the prior mutual written agreement of Purchaser and Seller; provided, however, that any disclosure required to be made under applicable law may be made only if a party required to make such disclosure has determined in good faith and upon advice of legal counsel that it is necessary to do so and such party has used reasonable efforts, prior to the issuance of the disclosure, to provide the other party with a copy of the proposed disclosure and to discuss the proposed disclosure with the other party.

25.    Patriot Act Compliance. Purchaser represents that neither Purchaser nor any of Purchaser’s affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not attempt

Exhibit 10.4
to assign this contract to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities. Any assignee of this contract is deemed to make this representation upon acceptance of an assignment of this contract. Purchaser’s primary address is as set forth in the notice section of this Agreement. Purchaser hereby covenants and agrees that if Purchaser obtains knowledge that Purchaser or any owner of any controlling interest in Purchaser becomes listed on the foregoing or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Purchaser will immediately notify Seller in writing, and in such event, Seller will have the right to terminate this Agreement without penalty or liability to Seller immediately upon delivery of written notice thereof to Purchaser, in which event the Earnest Money will be returned to Purchaser and neither party will have any further rights or obligations under this Agreement, except for such as specifically survive termination.

26.    Effective Date. The “Effective Date” of this Agreement will be the date the later of Seller and Purchaser has executed this Agreement, as indicated on the signature page(s) below.

27.    Incorporation of Exhibits. All exhibits referred to herein are hereby incorporated in this Agreement by this reference.

28.    AS IS. PURCHASER ACKNOWLEDGES THAT, EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN Seller’s SPECIAL warranty of title in the Deed and EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 9 OF THIS AGREEMENT: (I) NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, HAVE BEEN OR ARE BEING MADE BY OR ON BEHALF OF SELLER OR ANY OTHER PERSON, INCLUDING WITH RESPECT TO THE CONDITION OR VALUE OF THE PROPERTY OR THE TIMBER THEREON, AND SELLER HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND SUITABILITY FOR ITS INTENDED USE, (II) IN ENTERING INTO THIS AGREEMENT, PURCHASER HAS NOT RELIED ON AND DOES NOT RELY ON ANY SUCH REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, BY OR ON BEHALF OF SELLER OR ANY OTHER PERSON, AND (III) PURCHASER SHALL ACQUIRE THE PROPERTY IN “AS IS, WHERE IS, AND WITH ALL FAULTS” CONDITION ON THE CLOSING DATE.

29.    Property Data and Materials; Confidentiality Agreement. Purchaser acknowledges that, except as may otherwise be provided in Section 9, any information or materials provided or made available to Purchaser or its representatives in hard copy, by facsimile or electronic transmission or via the online data room managed by AFM Real Estate, including, without limitation, any cost or other estimates, projections, acreage, and timber information, the Title Report, other title commitments, and other title policies (collectively, “Property Data”) , are not and shall not be deemed representations or warranties by or on behalf of Seller. Purchaser acknowledges and agrees that Purchaser is and will remain, until the Closing, subject to and bound by all of the prohibitions, requirements, restrictions and other provisions of that certain Confidentiality Agreement, dated as of April 14, 2021, between CatchMark Timber Trust, Inc. and Purchaser (the “Confidentiality Agreement”), and Purchaser reaffirms all of its obligations and liabilities thereunder. Seller shall, to the extent in Seller’s possession, deliver the items of Property Data set forth on Exhibit J to Purchaser within fourteen (14) days after the Effective Date.

Exhibit 10.4
30.    No Survival. Except as otherwise provided herein, the provisions of this Agreement shall not survive the Closing of the purchase and sale contemplated hereby and shall be merged into the delivery of the Deed and other documents and the payment of all monies pursuant hereto.

31.    Reserved.

32.    Statutory Notice. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS THAT, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND THAT LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO VERIFY THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010.

33.    Post-Closing Permit Transfer. Upon Seller’s completion, after Closing, of the harvest of Unharvested Timber, if any, from the Harvest Parcels listed on Exhibit F, or, if earlier, the date that Seller’s reservation of the unharvested timber expires (such date, as to each permit, the “Post-Closing Permit Transfer Date”), Seller shall assign the notifications of operations/permits for such harvest unit to Purchaser and Purchaser shall be deemed to have assumed the obligations arising under such permits, and such permits shall thereafter be Assumed Liabilities, except that Purchaser is not assuming, and shall not be liable for, any liabilities or obligations of Seller under such permits arising prior to the Post-Closing Permit Transfer Date other than unperformed reforestation obligations under such permits.

34.    Continuing Obligations. Purchaser acknowledges that the Real Property is subject to certain reforestation and/or slash removal obligations imposed by applicable law or governmental regulations, including, without limitation, the Oregon Forest Practices Act, concerning the Real Property, including but not limited to the continuing obligations, under the notifications listed on attached Exhibit H (collectively, the “Continuing Obligations”). The parties acknowledge that the disclosures set forth in Exhibit H satisfy the statutory requirements of ORS 527.665. As of the Closing, Purchaser assumes and agrees to perform the Continuing Obligations at Purchaser’s sole cost and expense in a timely fashion, and to indemnify, defend and hold Seller harmless from and against the Continuing Obligations and any claim, loss, damage, cost or expense arising from Purchaser’s failure to perform the same. The obligations under this Section shall survive Closing.

Exhibit 10.4
35.    Fees and Expenses; Attorney’s Fees. Except as expressly provided in this Agreement to the contrary, whether or not the transactions contemplated by this Agreement are consummated, all legal and other costs and expenses incurred in connection the due diligence, preparation, negotiation and execution of this Agreement and in connection with the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Should any legal action or proceeding be commenced by either party in order to enforce this Agreement or any provision hereof or any agreement or instrument executed and delivered in connection with this Agreement, or in connection with any alleged dispute, breach, default, or misrepresentation in connection with any provision herein or therein contained, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in connection with such action or proceeding, including reasonable title insurance company charges or fees and reasonable and necessary expert witness fee and costs of pursuing or defending any legal action, including, without limitation, any on appeal, discovery or negotiation and preparation of settlement arrangements, in addition to such other relief as may be granted.

36.    Conditions.

a.Unless waived by Purchaser, the obligations of Purchaser under this Agreement are expressly made subject to the fulfillment in all respects of the following conditions precedent:

i.the truth and accuracy in all material respects as of the date of Closing of each and every warranty and representation herein made by Seller; and

ii.Seller’s timely performance of and compliance with each and every term, condition, agreement, restriction and obligation to be performed and complied with by Seller prior to Closing under this Agreement.

In the event either of the above conditions is not satisfied on or before the Closing, Purchaser will have the right, exercisable at Purchaser’s sole election, to exercise the remedies described in Section 12(b), provided however, that Purchaser shall not be entitled to exercise the remedies described in Section 12(b) if the failure of any such condition to be satisfied is on account of any fault of Purchaser or breach of this Agreement by Purchaser.

b.    Unless waived by Seller, the obligations of Seller under this Agreement are expressly made subject to the fulfillment in all respects of the following conditions precedent:

i.the truth and accuracy in all material respects as of the date of Closing of each and every warranty and representation herein made by Purchaser; and

ii.Purchaser’s timely performance of and compliance with each and every term, condition, agreement, restriction and obligation to be performed and complied with by Purchaser prior to Closing under this Agreement.

In the event either of the above conditions is not satisfied on or before the Closing, Seller will have the right, exercisable at Seller’s sole election, to exercise the remedies described in Section 12(a) provided however, that Seller shall not be entitled to exercise the remedies described in Section 12(a) if the failure of any such condition to be satisfied is on account of any fault of Seller or breach of this Agreement by Seller.

Exhibit 10.4

37.    Reserved.

38.    Personal Property. Seller shall convey to Purchaser at Closing by a bill of sale in form reasonably acceptable to Seller and Purchaser the personal property located on the Property and described on Exhibit I. The portion of the Purchase Price attributable to said personal property is $105,254.

[signatures commence on following page]

Exhibit 10.4

IN WITNESS WHEREOF, this Agreement has been duly executed, sealed and delivered by the parties hereto the day and year first above written.

Date of Seller’s Execution: __July 21, 2021______________
SELLER:

TIMBERLANDS II, LLC, a Delaware limited liability company, by its manager

By: CatchMark Timber Operating Partnership, L.P., a Delaware limited partnership, by its general partner

By: CatchMark Timber Trust, Inc., a Maryland corporation

By: /s/ Don Warden
Name: Don Warden
Title: Vice President Real Estate & Alternative Income

(SEAL)

[signatures continue on following page]

Exhibit 10.4

Date of Purchaser’s Execution: _6.21.21______________	PURCHASER: ROSEBURG RESOURCES CO., an Oregon corporation By: /s/ Grady Mulbery (SEAL) Name: Grady Mulbery Title: President & CEO

[signatures continue on following page]

Exhibit 10.4

ESCROW AGENT: FIDELITY NATIONAL TITLE GROUP By: /s/ Leslie Flowers Name: Leslie Flowers Title: Sr. Transaction Specialist/VP (SEAL)

[end of signatures]

Exhibit 10.4

Exhibits and Schedule

Exhibit A - Property Descriptions
Exhibit B - Form of Deed
Exhibit C - Certain Permitted Encumbrances
Exhibit D - Schedule of Unrecorded Encumbrances
Exhibit E - Schedule of Contracts
Exhibit F - Harvest Parcels
Exhibit G - Form of Assignment and Assumption Agreement
Exhibit H - Continuing Obligations
Exhibit I - Personal Property
Exhibit J - Items of Property Data
Schedule 5(d) - Pre-Closing Access Easements

Exhibit 10.4

EXHIBIT A

Property Descriptions

Real property in the County of Coos, State of Oregon, described as follows:

TOWNSHIP 28 SOUTH, RANGE 10 WEST

Parcel 7

Section 19: The SE 1/4.

TOGETHER WITH access easement rights contained in Easement Agreement dated May 11, 1988 and recorded as Document No. 1998-51924, as amended by Amendment No. 1 to Easement Agreement recorded as Document No. 2003-9359 and by Amendment No. 2 to Easement Agreement recorded as Document No. 2010-7784, Coos County, Oregon records.

Parcel 8

Section 20: The NE 1/4; the NE 1/4 of the NW 1/4; the W.1/2 of the NW 1/4

TOGETHER WITH access easement rights contained in Easement Agreement Recorded July 18, 2018, as Document No. 2018-06904, Coos County, Oregon.

Parcel 9

Section 21: The S 1/2 of the SE 1/4

TOGETHER WITH access easement rights contained in Reciprocal Easement Agreement recorded March 14, 2018, as Document No. 2018-02435, Coos County, Oregon.

Parcel 12

Section 30: The NE 1/4

TOGETHER WITH access easement rights contained in Easement Agreement dated May 11, 1988 and recorded as Document No. 1998-51924, as amended by Amendment No. 1 to Easement Agreement recorded as Document No. 2003-9359 and by Amendment No. 2 to Easement Agreement recorded as Document No. 2010-7784, Coos County, Oregon records.

TOWNSHIP 30 SOUTH, RANGE 12 WEST

Parcel 53

Section 7: The SW 1/4.

All that portion lying Southwesterly of a line beginning at an iron pipe on the Section line between Sections 7 and 18, said iron pipe being 60.0 feet West of the East 1/16th corner between Sections 7 and 18; thence North to Mill Creek; thence Westerly along Mill Creek to the West boundary of the Samuel M. Dement Donation Land Claim No. 41.

TOGETHER WITH access easement rights reserved in instrument recorded as Document No. 75 2-110740, Coos County, Oregon records.

Exhibit 10.4

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EXHIBIT B

FORM OF SPECIAL WARRANTY DEED

After Recording, Return To: [_____________] [_____________] [_____________] Until A Change Is Requested, Send All Tax Statements To: [_____________] [_____________] [_____________]
Space above reserved for recorder

STATUTORY SPECIAL WARRANTY DEED

TIMBERLANDS II, LLC, a Delaware limited liability company (“Grantor”), conveys and specially warrants to [_______________], a [_______________] (“Grantee”), the real property located in [_______________] County, Oregon, described on the attached Exhibit A (the “Property”), free of encumbrances created or suffered by the Grantor except as specifically set forth herein.

SUBJECT TO, and excepting and excluding from the covenants and warranties described herein and in ORS 93.855, the matters set forth on attached Exhibit B.

The true consideration for this conveyance is $_______________.

[TIMBER RESERVATION TO BE INSERTED IF THERE IS UNHARVESTED TIMBER ON HARVEST PARCELS]

[Grantor hereby excepts and reserves for itself and for the benefit of Grantor’s Permittees (as defined herein) all of Grantor’s interest in all timber, standing or fallen (the “Timber”) on the portions of the Property described on attached Exhibit C (the “Reserved Area”).

This timber reservation, which affects only the Reserved Area (and not the balance of the lands conveyed herein), is on the following terms:

1. TIME FOR REMOVAL. Grantor may enter upon the Reserved Area and remove the Timber reserved here at any time from the date hereof through the first anniversary of the date of this deed (as such date may be extended pursuant to Section 4.7 below). On the first anniversary of the date of this deed (as such date may be extended pursuant to Section 4.7 below), all Timber on the Reserved Area shall become the property of Grantee, and all reserved rights of Grantor under this Deed as to such Reserved Area shall terminate. At the time of such termination, Grantor, at Grantee’s request, shall execute and deliver to Grantee a recordable deed and bill of sale quit claiming all interest of Grantor in the Reserved Area and the Timber.

2. WARRANTY. Grantee makes no representation with respect to the quantity, quality or species of the Timber.

Exhibit 10.4

3. ROADS.

3.1 Grantor shall have the right to use all roads owned or controlled by Grantee or across which Grantee has rights of access for the purpose of access to the Reserved Area and all roads existing on the Reserved Area. Grantor shall not be required to pay any road use fees to Grantee for the use of such roads, but shall pay any fees required to be paid to third parties for road use. Grantor shall perform all necessary road maintenance to repair damage caused by its use, and upon completion of log hauling, return all roads utilized by Grantor to at least as good a condition as existed prior to logging.

3.2 Grantor may construct such spur roads and landings on the Reserved Area as may be necessary for access to and logging of the Timber. Upon completion of logging, Grantor shall water bar all spur roads.

4. LOGGING OPERATIONS.

4.1 Logging by Grantor shall be done in a careful and workmanlike manner in accordance with good logging practices prevailing in Western Oregon at the time of removal for the type of terrain and timber involved and in accordance with all applicable governmental laws and regulations.

4.2 Grantor shall obtain all licenses and permits necessary for its logging operation and shall comply with applicable laws and regulations in connection with its operations on the Property.

4.3 Grantor shall exercise the highest degree of care to prevent and suppress fires upon the Property arising out of Grantor’s operations and shall notify Grantee immediately of any fire that may come upon or threaten the Property. Grantor shall provide fire protection to the Property as required by State and Federal laws and regulations.

4.4 Grantor shall use reasonable caution and best operations practices to avoid damage to pre-merchantable conifer reproduction stands on the Reserved Area and adjacent lands.

4.5 Grantor shall, at the completion of logging, clean up all landings, including piling landing debris and pulling debris to landings prior to Grantor’s operator moving off the Property. Grantee shall be responsible for all slash disposal and reforestation obligations.

4.6 All oil drums, cans, bottles, cartons, limbing bars, loading decks, abandoned equipment and other debris and garbage shall be removed from the Property upon completion of Grantor’s logging operations at Grantor’s expense. If repairs are not made or if the debris is not removed and cleared promptly after notice from Grantee, Grantee may undertake such repair or removal for Grantor’s account, and Grantor shall be liable to Grantee for any reasonable expenses incurred in repairing or removing same. Grantee shall not, under any circumstances, bury any material underground.

4.7 Grantee shall be permitted to temporarily suspend Grantor’s harvest activities and use of any road for hauling if at any time any rain event creates high soil moisture such as could result in excessive damage to the soils or roads or during periods of excessive fire danger. Upon any suspension by Grantee pursuant to this Section 4.7, the time for removal set forth in Section 1 shall automatically be extended for the period of time of such suspension.

5.    COMPLIANCE WITH LAWS. Grantor will comply with all applicable laws in carrying out the operations and activities authorized in connection with the Timber and Reserved Area, except as otherwise provided in Section 4.5 above.

6.    INSURANCE AND INDEMNITY. Grantor shall indemnify, defend, and hold harmless Grantee from and against any and all loss, cost, damage, expense, or liability arising out of the operations or activities of Grantor, its employees and contractors on the Property pursuant to this reservation, to the extent such loss, cost, damage, expense, or liability arises from the negligence or willful misconduct of Grantor, its employees and contractors. During periods when Grantor, its agents, employees, or

Exhibit 10.4
contractors are conducting operations on the Property, Grantor shall carry the following at its own expense, obtain and maintain, and will cause any Permittees (defined below) engaging in such activities to obtain and maintain, insurance coverage with at least the following coverages and limits:

A) Worker’s Compensation in accordance with the laws of the state of Oregon, covering all of Grantor’s employees, contractors and subcontractors, including Employers Liability coverage with the following minimum limits:

$1,000,000 Each occurrence

B) Commercial General Liability coverage with the following minimum limits:

$1,000,000 Each occurrence
$2,000,000 General aggregate limit

C) Logger’s Broad Form Property Damage (with coverage for fire suppression expenses with the following minimum limits):

$1,000,000 Each occurrence

D) Commercial Automobile Liability coverage with the following minimum limits:

$1,000,000 Combined single limit

The foregoing minimum levels of liability insurance may be evidenced by a primary insurance policy on or by the combination of primary and umbrella (excess) liability policies. Such insurance shall be issued by an insurer reasonably satisfactory to Grantee, shall name Grantee as an additional insured on a primary and non-contributory basis to other insurance of Grantee with a waiver of insurers’ rights of subrogated recovery against Grantee, and Grantee shall be provided a certificate of insurance evidencing such coverage with policy wording and endorsements attached showing all required insurance coverage terms.

7. TAXES. Grantor shall pay when due all harvest, severance and similar taxes relating to the harvest of the Timber.

8.     ASSIGNABILITY; EXERCISE OF RESERVED RIGHTS. Grantor (and its successors and assigns) may assign, transfer, encumber, mortgage or pledge its interest in the rights reserved herein without the Grantee’s consent. Additionally, Grantor may permit its agents, affiliates, contractors, licensees, vendors, lessees, purchasers of timber or other valuable materials, and their agents, herein individually referred to as “Permittee” and collectively referred to as “Permittees,” to exercise the rights reserved to Grantor herein provided such use by any Permittee is directly related to and is in compliance with the terms of the reservations contained herein. Any use of the term “Grantor” contained in the timber reservation provisions of this deed shall be deemed to include, as applicable, any Permittee exercising the reserved rights of Grantor herein.

BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010. THIS INSTRUMENT DOES NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, AND TO INQUIRE

Exhibit 10.4
ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010.

DATED as of [_____________________], 2021.

[Signatures on following pages.]

Exhibit 10.4

TIMBERLANDS II, LLC, a Delaware limited liability company, by its manager

By:     CatchMark Timber Operating Partnership, L.P.,
a Delaware limited partnership,
by its general partner

By: CatchMark Timber Trust, Inc., a Maryland corporation

By:
Name:
Title:

(SEAL)

STATE OF OREGON )
)ss.
County of __________ )

The foregoing instrument is acknowledged before me on [_______________], 2021, by [__________________], as [____________________] of CatchMark Timber Trust, Inc., the general partner of CatchMark Timber Operating Partnership, L.P., which is the manager of Grantor herein.

Notary Public for Oregon
Commission No.:
My commission expires:

Exhibit A

Legal Description of Property

[Insert legal description]

Exhibit 10.4

Exhibit B

Exceptions to Title

1.Liens for taxes, assessments and other governmental charges which are not yet due and payable as of the date hereof.

2.Rights of third parties in and to any oil, gas and other minerals or other substances of any kind or character as may have been reserved by or conveyed to others prior to the Effective Date and any leases concerning any of such previously reserved or conveyed oil, gas, other minerals or other substances in, on or under the Real Property.

3.All matters that would be revealed by a current and accurate survey or inspection of the Real Property.

4.Any loss or claim due to lack of access to any portion of the Real Property.

5.Existing zoning, forestry, building and land use restrictions, codes, ordinances, rules and regulations affecting the Real Property or the use thereof.

6.Rights of parties in possession pursuant to the Unrecorded Encumbrances assigned to Grantee as of the date of this deed.

7.Rights of others in and to any creeks, rivers, lakes or streams located on or adjoining the Real Property, including any rights of the United States of America, of the State of Oregon or any other parties whatsoever, in the use and continuous flow of any brooks, streams or other natural water courses or water bodies, riparian rights, navigational servitudes, or right to the beds and banks of such water courses below the ordinary high-water mark thereof.

8.Existing road rights of way and the right of the public to use such roads.

9.Existing railroad rights of way and easements.

10.Existing utility easements and rights of way.

11.Rights, if any, relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under, above or across the Real Property.

12.Indian treaty or aboriginal rights, including easements and equitable servitudes.

13.All water districts, water rights, restrictions or reservations outstanding in third parties.

14.Possible additional taxes and penalties that may be assessed if the Real Property is disqualified for assessment on the basis of forestland or farmland use.

15.Reservations in federal patents and acts authorizing the same.

16.All matters of public record.

17.[INSERT OTHER DOCUMENTS AND INSTRUMENTS THAT BECOME PERMITTED EXCEPTIONS PURSUANT TO SECTION 5]

Exhibit 10.4
EXHIBIT C

Certain Permitted Encumbrances

1.Liens for taxes, assessments and other governmental charges which are not yet due and payable.

2.Rights of third parties in and to any oil, gas and other minerals or other substances of any kind or character as may have been reserved by or conveyed to others prior to the Effective Date and any leases concerning any of such previously reserved or conveyed oil, gas, other minerals or other substances in, on or under the Real Property.

3.All matters that would be revealed by a current and accurate survey or inspection of the Real Property.

4.Any loss or claim due to lack of access to any portion of the Real Property.

5.Existing zoning, forestry, building and land use restrictions, codes, ordinances, rules and regulations affecting the Real Property or the use thereof.

6.Rights of parties in possession pursuant to the Unrecorded Encumbrances.

7.Rights of others in and to any creeks, rivers, lakes or streams located on or adjoining the Real Property, including any rights of the United States of America, of the State of Oregon or any other parties whatsoever, in the use and continuous flow of any brooks, streams or other natural water courses or water bodies, riparian rights, navigational servitudes, or right to the beds and banks of such water courses below the ordinary high-water mark thereof.

8.Existing road rights of way and the right of the public to use such roads.

9.Existing railroad rights of way and easements.

10.Existing utility easements and rights of way.

11.Rights, if any, relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under, above or across the Real Property.

12.Indian treaty or aboriginal rights, including easements and equitable servitudes.

13.All water districts, water rights, restrictions or reservations outstanding in third parties.

14.Possible additional taxes and penalties that may be assessed if the Real Property is disqualified for assessment on the basis of forestland or farmland use.

15.Reservations in federal patents and acts authorizing the same.

16.If applicable, the timber reservation contained in the Deed.

Exhibit 10.4

EXHIBIT D

Schedule of Unrecorded Encumbrances

3H Forestry & Land Management
–Crosby Road RUP (road use permit) for Upper Ray harvest unit
–Verbal agreement for CatchMark to replace/install blown out fish stream crossing on McMullen Cr. tributary on 3H property.
–Tramway agreement for BLM Timber Sale (Yankee Foxtrot)

Coquille Indian Tribe & Purchaser Herbert Lumber
–Tramway agreement for 7 Generations Timber Sale
–Tripartite and haul permit (under R/W agreement C-344) for 7 Generations Timber Sale

G3 Ranch #2, LLC
–CatchMark’s RUP for temporary log haul and access through Godfrey Gate and Bill’s Prairie to Lonesome Catch harvest unit.
–See also note under 3H as proxy

Coquille Watershed Association (CWA)
–Noxious Weed Treatment Agreement; dated June 8, 2020
–Participation in “Dement Cr Whole Watershed Restoration Project”, contribution of boulders from Cassidy Pit and cull logs decked roadside at Upper Mill harvest unit for in-stream work; completion of road maintenance/improvements on spur identified by CWA during watershed inventory

Coos Forest Protective Association (CFPA)
–Long Prairie RAWS site

Robert Anderson
–Waterline Permit for Department of Water Resources Permit No. 45447

Coos County Sheriff (TOPS)
–Timber deputy and sheriff’s patrol agreement

Lone Rock
–Pending agreement to enter into RUP for a landing, hauling, tramway, and slash disposal agreement associated with LRT Koch 79 harvest unit

Roseburg Resources
–RUP for road construction and log for RFP Rhoda Creek project 893W

Exhibit 10.4

EXHIBIT E

Schedule of Contracts

1.Seedling Growing Service Contract between Timberlands II, LLC and Weyerhaeuser NR Company, WNR Contract # 2020S-23.

1.Seedling Growing Service Contract between Timberlands II, LLC and Weyerhaeuser NR Company, WNR Contract # 2021S-32.

1.Seedling Management Contract dated February 8, 2021 between American Forest Management Inc., and PRT USA Inc, PRT Contract No. PN-2021-083.

1.Seedling Production Agreement, dated December 16, 2019, between IFA Nurseries, Inc. and Timberlands II, LLC, IFA Agreement No. TLKW20, and all appendices and amendments thereto.

1.Seedling Production Agreement, dated November 16, 2020, between IFA Nurseries, Inc. and Timberlands II, LLC, IFA Agreement No. TLKW21, and all appendices and amendments thereto.
[Additional Contracts To Be Attached as Necessary]

Exhibit 10.4

EXHIBIT F

Harvest Parcels

1.Parcel #200 T29S R12W, sec. 34
Harvest Unit: CM 2106-Warner Out
Harvest Unit: CM 2107-Warner SE
###-##-####CTT-TRSH II-CEAP (ZB Contract Cutting)
###-##-####CTT-TRSH II-CEAP (FourMile Logging)

1.Parcel #300 T29S R12W, sec. 31
Harvest Unit: CM 2108-Hermann Hill
###-##-####CTT-TRSH II-CEAP (ZB Contract Cutting)
###-##-####CTT-TRSH II-CEAP (D&H Logging)

Exhibit 10.4

EXHIBIT G

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”), dated as of _______________ ___, 2021, is by and between Timberlands II, LLC, a Delaware limited liability company (“Assignor”), and ____________________, a __________ (“Assignee”).
Assignor and Assignee have entered into that certain Purchase and Sale Agreement, dated as of _____________ ____, 2021, by and between Assignor, as seller, and Assignee, as buyer (as it may have been amended, the “Purchase Agreement”). All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Purchase Agreement.
For good and valuable consideration as recited in the Purchase Agreement, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee agree as follows:
1.Assignment. Effective as of the Closing Date, Assignor, to the extent of its interest therein, hereby sells, assigns, transfers and conveys to Assignee, to the extent assignable, all of Assignor’s right, title and interest in, to and under the Unrecorded Encumbrances and Contracts set forth on attached Exhibit A (the “Assignment”).
2.Assumption. Effective as of the Closing Date, Assignee hereby purchases, acquires and accepts the foregoing Assignment from Seller, and Assignee further hereby assumes and agrees to pay, honor and discharge when due the Assumed Liabilities.
3.Indemnification.
a.Assignee hereby agrees to indemnify, defend and hold harmless Assignor for, from and against, and will reimburse Assignor for, any and all actions, claims, costs, damages, demands, expenses (including reasonable attorneys’ fees), loss and liability, of any nature whatsoever, arising out of or in any way related to the Assumed Liabilities and to the failure of Assignee to pay and perform the obligations under the Unrecorded Encumbrances and Contracts set forth on attached Exhibit A, arising on or after the Closing Date.
b.Assignor hereby agrees to indemnify, defend and hold harmless Assignee for, from and against, and will reimburse Assignee for, any and all actions, claims, costs, damages, demands, expenses (including reasonable attorneys’ fees), loss and liability, of any nature whatsoever, arising out of or in any way related to the failure of Assignor to pay and perform the obligations under the Unrecorded Encumbrances and Contracts set forth on attached Exhibit A arising prior to the Closing Date.
4.Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Oregon without giving effect to any choice or conflict of law provision or rule (whether of the State of Oregon or any other jurisdiction).
5.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement notwithstanding that all parties are not signatories to the same counterpart. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
6.General. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

[Signatures on following pages.]

Exhibit 10.4
IN WITNESS WHEREOF, each of Assignor and Assignee has caused this Assignment and Assumption Agreement to be executed by its duly authorized representative with the intent that it be effective as of the date set forth above.

Assignor:

TIMBERLANDS II, LLC, a
Delaware limited liability company,
by its manager

By:     CatchMark Timber Operating Partnership, L.P.,
a Delaware limited partnership, by its general partner

By:     CatchMark Timber Trust, Inc.,
a Maryland corporation

By:
Name:
Title:

(SEAL)

Assignee:

, a

By:
Name:
Title:

Exhibit 10.4

EXHIBIT A
To
Assignment and Assumption Agreement

[Insert list of Unrecorded Encumbrances other than any Timber Cutting Agreements]

1.Seedling Growing Service Contract between Timberlands II, LLC and Weyerhaeuser NR Company, WNR Contract # 2020S-23.

2.Seedling Growing Service Contract between Timberlands II, LLC and Weyerhaeuser NR Company, WNR Contract # 2021S-32.

3.Seedling Management Contract dated February 8, 2021 between American Forest Management Inc., and PRT USA Inc, PRT Contract No. PN-2021-083.

4.Seedling Production Agreement, dated December 16, 2019, between IFA Nurseries, Inc. and Timberlands II, LLC, IFA Agreement No. TLKW20, and all appendices and amendments thereto.

5.Seedling Production Agreement, dated November 16, 2020, between IFA Nurseries, Inc. and Timberlands II, LLC, IFA Agreement No. TLKW21, and all appendices and amendments thereto.

6. 3H Forestry & Land Management
Crosby Road RUP (road use permit) for Upper Ray harvest unit
Verbal agreement for CatchMark to replace/install blown out fish stream crossing on McMullen Cr. tributary on 3H property.
Tramway agreement for BLM Timber Sale (Yankee Foxtrot)

7.     Coquille Indian Tribe & Purchaser Herbert Lumber
Tramway agreement for 7 Generations Timber Sale
Tripartite and haul permit (under R/W agreement C-344) for 7 Generations Timber Sale

8.    G3 Ranch #2, LLC
CatchMark’s RUP for temporary log haul and access through Godfrey Gate and Bill’s Prairie to Lonesome Catch harvest unit.
See also note under 3H as proxy

9.    Coquille Watershed Association (CWA)
Noxious Weed Treatment Agreement; dated June 8, 2020
Participation in “Dement Cr Whole Watershed Restoration Project”, contribution of boulders from Cassidy Pit and cull logs decked roadside at Upper Mill harvest unit for in-stream work; completion of road maintenance/improvements on spur identified by CWA during watershed inventory

10.    Coos Forest Protective Association (CFPA)
Long Prairie RAWS site

11.    Robert Anderson
Waterline Permit for Department of Water Resources Permit No. 45447

12.    Coos County Sheriff (TOPS)
Timber deputy and sheriff’s patrol agreement

13.    Lone Rock
Pending agreement to enter into RUP for a landing, hauling, tramway, and slash disposal agreement associated with LRT Koch 79 harvest unit

14.    Roseburg Resources

Exhibit 10.4
RUP for road construction and log for RFP Rhoda Creek project 893W

Exhibit 10.4

EXHIBIT H

Continuing Obligations

Reforestation and slash disposal obligations in connection with the following operations on the Real Property:

1.NOAP 2020-470-08113(c) – Lonesome Catch
2.NOAP 2020-740-05419(c) – Catch My Drift
3.NOAP 2020-740-07419(c) – The Beav
4.NOAP 2020-740-00899(c) – King’s Treasure
5.NOAP 2020-740-10338(c) – S Fk Elk Cr
6.NOAP 2020-740-09293(c) – Nice Mink
7.NOAP 2020-740-12496(c) – Trifecta
8.NOAP 2021-740-00600 – Single Shot
9.NOAP 2021-740-00606 – Double Shot
10.NOAP 2021-740-02381 – Warner Out
11.NOAP 2021-740-05152 – Warner SE
12.NOAP 2021-740-06121 – Hermann Hill
13.NOAP 2020-740-06060 – Top 40
14.NOAP 2020-740-12589 – Elk Landing
15.NOAP 2021-740-00697 – Bus Stop

Exhibit 10.4

EXHIBIT I

Personal Property

Crushed Rock
1.Approximately 4,800 yds.³ 3” minus
2.Approximately 3,500 yds.³ 1½” minus

Culvert Inventory
1.Miscellaneous culvert materials

Exhibit 10.4

EXHIBIT J

Items of Property Data

The following documents and records relating to the Property within Seller’s possession and control:

1.Inventory/Research
a.Cruise and plot tables
b.Digital or hardcopy records for all research installations or progeny sites

1.GIS – Shape file fields and descriptions
a.Plot locations
b.Surveys
c.Additional “point of interest” locations such as:
i.Domestic water sources
ii.Research installations
iii.Progeny sites
iv.Easements

1.Forestry
a.“Section File” hard copy records to the extent not in existing GIS
i.Planting, genetic, and stock type deployment
ii.Aerial and ground herbicide application
iii.Fertilization
iv.Pre-commercial thinning – completed and planned
b.Gate records, including additional access rights, locks and keys
c.Domestic water source records
d.Neighbor contact lists

1.Engineering/Layout
a.Capital project engineering details and plats, including McMullen Creek and any other planned or scoped projects.
b.Active quarry details
i.Stockpile inventory records
ii.DOGAMI documentation
c.Wildlife Tree and Riparian Management Area maps and tree counts
d.Fish Stream surveys
e.BLM Timber Sale license agreements
f.BLM Road records, including reports of Seller use of BLM roads for the last three years.

Exhibit 10.4

SCHEDULE 5(d)

Pre-Closing Access Easements

3H Forestry & Land Management
–as proxy for G3 Ranch #2, LLC – Verbal agreement for sale of approx. 300 cubic yards shot rock at $6.75/yd. from 1.5 mile pit on Catching Cr. Mainline for spur and landing and log haul out Catching Cr. Mainline

Lone Rock
–Pending agreement for RUP for a landing, hauling, tramway, and slash disposal agreement associated with LRT Koch 79 harvest unit

Roseburg Resources
–RUP for spur road construction and log for RFP Rhoda Creek project 893W

Ken Wilson – Spoon Creek Outfitters
–RUP out Long Prairie to access Isenhart Ranch property for 1-year term

[1] NOTE: Applicable deeds will need to reserve any unharvested timber with respect to the active timber sales disclosed to Purchaser to the extent remaining unharvested at the time of Closing. Timber reservation language is included in attached deed form exhibit.